UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
April 20, 2007

BIOSANTE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

(847) 478-0500
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 20, 2007, the Nominating and Corporate Governance Committee of the Board of Directors of BioSante Pharmaceuticals, Inc. met to recommend to the Board a slate of director nominees to stand for election at BioSante’s Annual Meeting of Stockholders scheduled for June 14, 2007. During the meeting of the Committee, Victor Morgenstern, a current director of BioSante, notified the Committee that he has chosen not to stand for re-election to the Board of Directors of BioSante at the next Annual Meeting of Stockholders in light of his other responsibilities and obligations, including in particular an increased time commitment to Valor Equity Partners, LLC, a private equity fund, in which Mr. Morgenstern serves as Chairman and a principal. Mr. Morgenstern will continue to serve the remainder of his term as a director of BioSante and a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors until the next Annual Meeting of Stockholders, which is scheduled to be held on June 14, 2007. The Board of Directors of BioSante, upon recommendation of the Nominating and Corporate Governance Committee, nominated the following six individuals to serve as directors until the next Annual Meeting of Stockholders or until their successors are elected and qualified: Louis W. Sullivan, M.D., Stephen M. Simes, Fred Holubow, Peter Kjaer, Ross Mangano and Edward C. Rosenow III, M.D. All of the nominees are current members of the Board of Directors of BioSante.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By: /s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary
Dated:  April 26, 2007